UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 25, 2004
(Date of Report)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10943 North Sam Houston Parkway West
Houston, Texas 77064
(Address of principal executive offices)

(281) 897-7788
(Registrant’s telephone number,
including area code)

Item 12. Results of Operations and Financial Condition.
SIGNATURES

Item 12. Results of Operations and Financial Condition.

     The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On February 25, 2004, NCI Building Systems, Inc. issued a press release announcing its financial results for its first quarter ended January 31, 2004. A copy of the press release is included herewith as Attachment I.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NCI BUILDING SYSTEMS, INC. (Registrant)
By:	/s/ Robert J. Medlock
Robert J. Medlock, Executive Vice President
and Chief Financial Officer

Dated: February 25, 2004

Attachment 1

[NCI letterhead]

Contact:	Robert J. Medlock
Executive Vice President &
Chief Financial Officer
(281) 897-7788

NCI BUILDING SYSTEMS EXCEEDS FIRST-QUARTER EARNINGS GUIDANCE
WITH NET INCOME OF $0.29 PER DILUTED SHARE

HOUSTON (Feb. 25, 2004) — NCI Building Systems, Inc. (NYSE: NCS) today announced its financial results for its first quarter ended January 31, 2004. Sales for the quarter totaled $215.4 million, up 3.6% from $207.9 million for the first quarter of fiscal 2003. Net income increased 50.1% to $5.8 million from $3.8 million. Net income per diluted share for the first quarter of fiscal 2004 rose 45.0% to $0.29 from $0.20 for the first quarter of the prior fiscal year.

     A.R. Ginn, Chairman, President and Chief Executive Officer, remarked, “We are pleased with our results for the first quarter, which were substantially stronger than our guidance for net income in a range of $0.20 to $0.21 per diluted share. The growth in sales for the quarter, which represented our second consecutive quarter of increased comparable-quarter sales, reflected better-than-expected growth in metal components and in our coatings operations. As expected, sales in engineered building systems remained essentially flat with the first quarter of fiscal 2003.

     “While we benefited from the operating leverage typically associated with sales growth, we continued the initiatives to manage costs and increase operating efficiency during the first quarter, such as the elimination of a full night shift at one of our frame plants due to the start-up of the more-efficient frame operation in Lexington, TN. Substantial cash flow from operations also enabled us to further strengthen our financial position. We reduced our long-term debt by $32.7 million during the first quarter, improving our debt to total capitalization to 38.5% at the quarter’s end from 42.9% at the end of fiscal 2003. Debt has been reduced by $70 million since the first quarter of fiscal 2003, when debt to total capitalization was 48.1%. We are particularly pleased by this significant debt reduction during the last twelve months, and particularly during the seasonally slow first quarter of the fiscal year, because it demonstrates the fundamental soundness of our operations, even as it enhances our ability to respond to new internal or external opportunities for growth.

     “Looking forward, we are encouraged by continued indications that the economy is strengthening compared with fiscal 2003 and believe we remain well positioned to benefit from sustained growth in the nonresidential construction business. Our ability to forecast short-term

NCI Building Systems Reports First-Quarter Results

February 25, 2004

earnings, however, is limited, primarily because of unusually rapid and significant pricing increases in the steel industry, which in many cases have resulted in up to 100% higher costs since the end of fiscal 2003 that have not yet worked their way through our pricing structure. We believe continued increases of this magnitude are not sustainable and that as steel prices stabilize our ability to predict earnings will increase. In the interim, we are subject to pricing exposure, primarily in our engineered building systems business. This business has longer lead times, typically of two months or more, and the price we pay for steel is now basically effective at the time of shipment from the mill.

     “Although we are pursuing a number of initiatives to manage our pricing exposure, we intend to protect our customers on quoted prices for projects under way. While this response could increase pressure to our gross profit margin in the short-term, we highly value the long-term relationships we have earned with many of these customers and will not jeopardize these relationships. As a result, even though we exceeded expectations for the first quarter, we are not now prepared to increase our original expectations for the first half of fiscal 2004. Therefore, we are today establishing guidance for second-quarter earnings in a range of $0.08 to $0.12 per diluted share, which would produce results for the first half of fiscal 2004 that are slightly higher than the $0.31 per diluted share earned for the first half of fiscal 2003. We continue to expect to benefit from seasonally stronger business volumes in the second half of 2004.”

     Mr. Ginn concluded, “The pricing volatility in the steel industry comes at a time when we have been increasingly comfortable with both NCI’s improved prospects for top-line growth and its positioning in terms of controllable operating costs. While steel pricing presents a near-term challenge to the Company, we are confident that the strengths supporting our strong position of industry leadership will drive long-term growth in net income and shareholder value.”

     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates manufacturing and distribution facilities located in 16 states and Mexico.

Some statements contained in this release are “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual performance of the Company may differ from that projected in such statements as a result of factors such as industry cyclicality and seasonality, adverse weather conditions, fluctuations in customer demand and order patterns, raw material pricing, competitive activity and pricing pressure and general economic conditions affecting the construction industry. Investors should refer to statements regularly filed by the Company in its annual report to the Securities and Exchange Commission on Form 10-K, its quarterly reports to the SEC on Form 10-Q and its current reports to the SEC on Form 8-K and other filings with the SEC for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in expectations.

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NCI Building Systems Reports First-Quarter Results

February 25, 2004

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	January 31,	February 1,
	2004	2003
Sales	$215,406	$207,864
Cost of sales	165,189	163,983

Gross profit	50,217	43,881
Selling, general and administrative expenses	36,271	32,377

Income from operations	13,946	11,504
Interest expense	(4,578)	(5,127)
Other income, net	441	81

Income before income taxes	9,809	6,458
Provision for income taxes	4,041	2,616

Net income	$5,768	$3,842

Net income per share:
Basic	$0.30	$0.21
Diluted	$0.29	$0.20
Average shares outstanding:
Basic	19,299	18,694
Diluted	19,569	18,932
Increase in sales	3.6%
Increase in diluted earnings per share	45.0%
Gross profit percentage	23.3%	21.1%
Selling, general and administrative expenses percentage	16.8%	15.6%
Income from operations percentage	6.5%	5.5%

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NCI Building Systems Reports First-Quarter Results

February 25, 2004

NCI BUILDING SYSTEMS, INC.
COMPUTATION OF EARNINGS BEFORE TAXES, INTEREST, DEPRECIATION,
AMORTIZATION AND OTHER NON-CASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Trailing 12 Months
	Jan. 31,	Feb. 1,
	2004	2003
Net income	$24,726	$32,066
Add:
Provision for income taxes	16,183	20,776
Interest expense, net of interest income and amortization on deferred financing costs	17,849	19,886
Depreciation and amortization	23,024	23,282
401(k) non-cash contributions	3,670	3,624
Loss on debt refinancing	—	808 (1)
Non-cash real estate expense	391	—

Adjusted EBITDA(2)	$85,843	$100,442

(1)	The loss on debt refinancing was treated as extraordinary per the provisions of SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, which were applicable during fiscal year 2002.

(2)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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NCI Building Systems Reports First-Quarter Results

February 25, 2004

NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jan. 31,	Nov. 1,
	2004	2003
ASSETS
Cash	$6,505	$14,204
Accounts receivable, net	75,553	96,620
Inventories	61,798	59,334
Deferred taxes	8,904	8,904
Prepaids	8,957	6,243

Total current assets	161,717	185,305

Property, net	197,264	201,826
Excess of purchase price over fair value of acquired net assets	318,247	318,247
Other assets	7,755	7,782

Total assets	$684,983	$713,160

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$6,250	$6,250
Accounts payable	48,461	55,106
Accrued expenses	54,794	57,364

Total current liabilities	109,505	118,720

Long-term debt, noncurrent portion	209,825	242,500
Deferred income taxes	20,060	20,189
Shareholders’ equity	345,593	331,751

	$684,983	$713,160

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NCI Building Systems Reports First-Quarter Results

February 25, 2004

NCI BUILDING SYSTEMS, INC.
STATEMENT OF CONDENSED CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended
	Jan. 31,	Feb 1,
	2004	2003
Cash flows from operating activities:
Net income	$5,768	$3,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,673	5,656
(Gain) loss on sale of fixed assets	79	(3)
Provisions for doubtful accounts	531	292
Deferred income tax benefit	(129)	—
Decrease in current assets	15,358	7,679
Decrease in current liabilities	(5,806)	(6,177)

Net cash provided by operating activities	21,474	11,289

Cash flows from investing activities:
Capital expenditures	(2,030)	(3,880)
Other	35	196

Net cash used in investing activities	(1,995)	(3,684)

Cash flows from financing activities:
Proceeds from stock options exercised	5,497	690
Net payments on revolving lines of credit	(800)	(9,700)
Payments on long-term debt	(31,875)	(1,562)

Net cash used in financing activities	(27,178)	(10,572)

Net decrease in cash	(7,699)	(2,967)
Cash at beginning of period	14,204	9,530

Cash at end of period	$6,505	$6,563

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